Exhibit 10.1

AMENDMENT

TO

AMERICAN STATES WATER COMPANY

2008 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of                                by and between American States Water Company, a California corporation (the “Corporation”), and                                    (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the American States Water Company 2008 Stock Incentive Plan, as amended (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), an award of restricted stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [ ] stock units (subject to adjustment as provided in Section 5.2 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Shares (subject to adjustment as provided in Section 5.2 of the Plan) solely for purposes of the Plan and this Agreement. The Corporation will maintain a Stock Unit bookkeeping account for the Participant (the “Account”). The Stock Units granted to the Participant under this Agreement will be credited to the Participant’s Account as of the Award Date. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting.

(a) General. The Award shall vest and become nonforfeitable with respect to [ ] percent ([ %]) of the total number of Stock Units on [ ], [ %] of the total number of Stock Units on [ ] and [ ] percent ([ %]) of the total number of Stock Units on [ ] (each, an “Installment Vesting Date”) (subject to adjustment under Section 5.2 of the Plan), provided the Participant is still employed by the Corporation or a Subsidiary on the applicable Installment Vesting Date, subject to earlier termination as provided herein or in the Plan.

(b) Termination of Employment Prior to Vesting. Notwithstanding Section 3(a), the Participant’s Stock Units (and any Stock Units credited as dividend equivalents) shall terminate to the extent such Stock Units have not become vested prior to the first date the Participant is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment with the Corporation or a Subsidiary; provided, however, that if the Participant’s employment is terminated by the Corporation or a Subsidiary as a result of the Participant’s death or Total Disability, the Participant’s Stock Units, to the extent such units are not then vested, shall become fully vested as of the date of termination of the Participant’s employment. If the Participant is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Participant for purposes of this Agreement (unless the Participant otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event). If any unvested Stock Units are terminated hereunder, such Stock Units (and any Stock Units credited as dividend equivalents) shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

(c) Early Vesting Upon Retirement Age. Notwithstanding Section 3(a), the Participant’s Stock Units (and any Stock Units credited as dividend equivalents), to the extent such Stock Units are not then vested, shall become fully vested as of the date such Participant attains Retirement Age. For purposes of this Agreement, a Participant shall attain “Retirement Age” at the time that the Participant both (1) is at least age 55 and (2) the sum of the age of the Participant and the Participant’s years of service with this Corporation and/or one of its wholly owned subsidiaries is at least 75.

(d) Early Vesting Upon Change in Control. Notwithstanding Section 3(a), if within twenty four months after the occurrence of a Change in Control Event a Participant’s employment is terminated by the Corporation without Cause, the Participant’s Stock Units (and any Stock Units credited as dividend equivalents), to the extent such Stock Units are not then vested, shall be deemed fully vested immediately prior to the first date the Participant is no longer employed by the Corporation. In the case of any inconsistency between this Section 3(d) and Sections 5.2(c) or (e) of the Plan, this Section 3(d) shall control.

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 3(b) or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

5. Dividend and Voting Rights.

(a) Limitation on Rights Associated with Units. The Participant shall have no rights as a shareholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any Common Shares underlying or issuable in respect of such Stock Units until such Common Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b) Dividend Equivalents. The Participant shall be entitled to receive dividend equivalents in the form of additional Stock Units with respect to the Stock Units credited to his or her Account as the Corporation declares and pays dividends on its Common Shares in the form of cash. The number of Stock Units to be credited to the Participant’s Account as a dividend equivalent will equal (1) the per share cash dividend to be paid by the Corporation on its Common Shares multiplied by the number of Stock Units then credited to the Participant’s Account on the record date for that dividend divided by (2) the Fair Market Value of the Common Shares on the related dividend payment date. The Corporation shall credit such additional Stock Units to the Participant’s Account as of the related dividend payment date. Stock Units credited as dividend equivalents will become vested to the same extent as the Stock Units to which they relate. For purposes of clarity, no dividend equivalents shall be credited for a dividend record date with respect to any Stock Units that were paid or terminated prior to such dividend record date.

6. Timing and Manner of Payment.

(a) General. Within 30 days following each Installment Vesting Date pursuant to Section 3(a), the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units subject to this Award that become vested on such Installment Vesting Date (including any Stock Units credited as dividend equivalents with respect to such vested Stock Units), unless such Stock Units terminate prior to such Installment Vesting Date pursuant to Section 3(b).

(b) Payment of Stock Units upon Termination of Employment as a Result of Death or Total Disability. Notwithstanding Section 6(a), within 60 days following a termination of the Participant’s employment as a result of his or her death or Total Disability, the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units subject to this Award that became vested in accordance with Section 3(b) (including any Stock Units credited as dividend equivalents with respect to such Stock Units).

(c) Payment of Stock Units Following Retirement Age or Change in Control Event. Notwithstanding Section 6(a), if any portion of the Participant’s Stock Units subject to this Award (and any Stock Units credited as dividend equivalents with respect to such Stock Units) vest prior to the applicable Installment Vesting Date as a result of Section 3(c) or 3(d), then within 30 days following each subsequent Installment Vesting Date, the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units that would have vested on such Installment Vesting Date (including any Stock Units credited as dividend equivalents with respect to such Stock Units); provided, however, that if the Participant terminates employment prior to any such Installment Vesting Date, within 60 days following such termination of employment (or to the extent applicable under Section 409A, in accordance with Section 6(f)), the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units subject to this Award that have not yet been delivered to the Participant (including any Stock Units credited as dividend equivalents with respect to such vested Stock Units).

(d) Termination of Stock Units Upon Payment. A Stock Unit will terminate upon the payment of that Stock Unit in accordance with the terms hereof, and the Participant shall have no further rights with respect to such Stock Unit.

(e) Form of Payment. The Corporation may deliver the Common Shares payable to the Participant under this Section 6 either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion.

(f) Section 409A. Notwithstanding anything herein to the contrary, if the Corporation reasonably determines that the payment of Stock Units as a result of the Participant’s termination of employment is subject to Section 409A(a)(2)(B)(i) of the Code, such payment shall not be paid until the earlier of (i) six months after the Participant’s “separation from service” (within the meaning of Section 409A of the Code and Treasury Regulations Section 1.409A-1(h) without regard to optional alternative definitions available thereunder) and (ii) the Participant’s death.

7. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, (b) transfers by will or the laws of descent and distribution, or (c) transfers pursuant to a QDRO order if approved or ratified by the Committee.

8. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 5.2 of the Plan, the Administrator shall make adjustments if appropriate in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.

9. Tax Withholding. Upon the vesting and/or distribution of Common Shares in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Participant) shall have the right at its option to (a) require the Participant to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such vesting and/or distribution, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such vesting and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value (with the “Fair Market Value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11. Plan. The Award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

12. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 5.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Shares as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

17. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

18. Recoupment. The Award under this Agreement and the Common Shares received by the Participant upon the vesting of the Award, or the value, proceeds or other benefits received by the Participant upon the sale of such Common Shares, shall be subject to the Corporation’s Policy Regarding Recoupment of Certain Performance-Based Compensation Payments, as it may be amended from time to time, or as otherwise may be required by law.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

AMERICAN STATES WATER COMPANY,	PARTICIPANT
a California corporation

By:
Signature
Print Name:

Its:
Print Name

S-1

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Unit Award Agreement by American States Water Company, I,                                                           , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                         , [ ]

Signature of Spouse

Print Name

S-2